Exhibit 99.1

EARTHSHELL FILES FORM 8-K

SANTA BARBARA, CA, April 18, 2003 — EarthShell Corporation (Nasdaq: ERTH), innovators of food service packaging designed with the environment in mind, announced today that it is filing a Current Report on Form 8-K with the Securities and Exchange Commission with respect to its Form 10-K for the fiscal year ended December 31, 2002.  The Form 10-K was inadvertently released by electronic filing earlier this week with the Securities and Exchange Commission prior to obtaining the signed opinion and consent of Deloitte & Touche LLP, the Company’s independent accounting firm.  Deloitte & Touche LLP has not yet issued its report and consent.  The Company has requested Deloitte & Touche LLP to proceed with completion of its auditing procedures as expeditiously as possible, and the Company believes that the financial statements contained in the Form 10-K/A for its fiscal year ended December 31, 2002 will not contain any material changes from the financial statements inadvertently released for filing this week.